                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             RadiSys Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 21, 2002

To the Shareholders of RadiSys Corporation:

     The Annual Meeting of Shareholders of RadiSys Corporation, an Oregon corporation (the "Company"), will be held at the Company's headquarters, located at 5445 NE Dawson Creek Drive, Hillsboro, Oregon, on May 21, 2002 at 8:30 a.m. for the following purposes:

          1. To elect seven directors, each to serve until the next Annual Meeting of Shareholders or until a successor has been elected and qualified;

          2. To transact any other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 5, 2002 are entitled to notice of and to vote at the meeting or any adjournments thereof.

     Please sign and date the enclosed proxy and return it promptly in the enclosed reply envelope. If you are able to attend the meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the meeting.

     A list of shareholders will be available for inspection by the shareholders commencing April 19, 2002 at the corporate headquarters of the Company, located at 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124.

                                          By Order of the Board of Directors,

                                          /s/ Annette M. Mulee

                                          Annette M. Mulee
                                          Corporate Secretary

April 19, 2002
Hillsboro, Oregon

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR STOCK WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              RADISYS CORPORATION

                                PROXY STATEMENT

                     SOLICITATION AND REVOCABILITY OF PROXY

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of RadiSys Corporation, an Oregon corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held at the Company's headquarters, located at 5445 NE Dawson Creek Drive, Hillsboro, Oregon, on May 21, 2002 at 8:30 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting. All proxies in the enclosed form that are properly executed and received by the Company before or at the Annual Meeting and not revoked will be voted at the Annual Meeting or any adjournments in accordance with the instructions on the proxy. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to RadiSys Corporation, 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Corporate Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Annual Meeting.

     The mailing address of the principal executive offices of the Company is 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124. This Proxy Statement and the accompanying Notice of Annual Meeting and the Proxy Card are first being mailed to the shareholders on or about April 19, 2002.

     The cost of preparing, printing and mailing this Proxy Statement and of the solicitation of proxies by the Company will be borne by the Company. Solicitation will be made by mail and, in addition, may be made by directors, officers and employees of the Company personally, or by telephone or telegram. The Company will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of stock and will reimburse these parties for their reasonable and customary charges or expenses in this connection.

     The record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting is April 5, 2002. At the close of business on April 5, 2002, 17,456,904 shares of Common Stock of the Company were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

     THE COMPANY WILL PROVIDE TO ANY PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT, WITHOUT CHARGE, UPON WRITTEN REQUEST TO 5445 NE DAWSON CREEK DRIVE, HILLSBORO, OREGON 97124, ATTENTION: TREASURER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of seven members. The directors are elected at the Annual Meeting of Shareholders to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Proxies received from shareholders, unless directed otherwise, will be voted FOR the election of the following nominees: Dr. Glenford J. Myers, James F. Dalton, Richard J. Faubert, C. Scott Gibson, Carl W. Neun, Jean-Pierre
D. Patkay and Jean-Claude Peterschmitt.

     If no instructions are given, proxies will be voted for the election of the seven nominees named below. All of the nominees are now directors of the Company. The Company is not aware that any nominee is or will be unable to stand for reelection. If any nominee is not available as a candidate for director, the number of directors constituting the Board of Directors may be reduced before the Annual Meeting or the proxies may be voted for any other candidate or candidates that are nominated by the Board of Directors, in accordance with the authority conferred in the proxy. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but have no effect on the determination of whether a plurality exists with respect to a given nominee.

     Set forth in the table below is the name, age and position with the Company of each of the nominees for director of the Company. Additional information about each of the nominees is provided below the table and in "Security Ownership of Certain Beneficial Owners and Management." There are no family relationships among the directors and executive officers of the Company.

NAME                                    AGE         POSITION WITH THE COMPANY
----                                    ---         -------------------------
Dr. Glenford J. Myers.................  55    Chairman of the Board, President and
                                              Chief Executive Officer
James F. Dalton.......................  43    Director
Richard J. Faubert....................  54    Director
C. Scott Gibson.......................  49    Director
Jean-Pierre D. Patkay.................  51    Director
Jean-Claude Peterschmitt..............  68    Director
Carl W. Neun..........................  58    Director

     DR. GLENFORD J. MYERS founded the Company in March 1987 and has served as the Company's Chairman of the Board, President and Chief Executive Officer since that time. From 1981 to 1987, he held various management positions with Intel Corporation in microprocessor development. From 1968 to 1981, Dr. Myers held various engineering and management positions with IBM. Dr. Myers holds a Ph.D. from the Polytechnic Institute of New York, an M.S. from Syracuse University and a B.S.E.E. from Clarkson College. He is the author of eight books on computer architecture, software design and software testing.

     JAMES F. DALTON has served as a Director since December 1993. Since April 1989, Mr. Dalton has been employed by Tektronix, Inc., a test, measurement and monitoring technology company. He now serves as Vice President, Corporate Development of Tektronix and also serves as General Counsel and Secretary of Tektronix. He formerly served as Director of Corporate Development at Tektronix.

     RICHARD J. FAUBERT has served as a Director since June 1993. From 1986 through 1992, Mr. Faubert served as Vice President of Product Development of GenRad, Inc. From 1992 through 1998, Mr. Faubert was employed by Tektronix, first as General Manager of its Instruments Business Unit and then as Vice President and General Manager of the Television and Communications Business Unit, Measurement Business Division. Since that time, Mr. Faubert has served as President and CEO of SpeedFam-IPEC, Inc., a semiconductor capital equipment manufacturing company. Mr. Faubert also serves on the Board of Directors of SpeedFam-IPEC, Inc. and the North American Board of Semiconductor Equipment and Materials International (SEMI).

     C. SCOTT GIBSON has served as a Director since June 1993. From January 1983 through February 1992, Mr. Gibson co-founded and served as President of Sequent Computer Systems, Inc., a computer systems company. Before co-founding Sequent, Mr. Gibson served as General Manager, Memory Components Operation, at Intel. Since March 1992, Mr. Gibson has been a director and consultant to high technology companies. Mr. Gibson serves on the boards of several other companies, including Triquint Semiconductor, Inc., Cenquest, Inc., etrieve, Inc., Flatrock, Inc., LiveBridge, Inc., Oregon Health Sciences University and the Oregon Community Foundation. Mr. Gibson holds a B.S.E.E. and an M.B.A. from the University of Illinois.

     CARL W. NEUN has served as a Director since June 2000. From March 1993 to January 2000, Mr. Neun was Senior Vice President and Chief Financial Officer of Tektronix. From January 2000 through January 2002, Mr. Neun served as Chairman of the Board of Directors of WireX Communications, Inc., a server appliance software company. Mr. Neun also serves on the Board of Directors of Planar Systems, Inc., Powerwave Technologies, Inc., SpeedFam-IPEC, Inc. and Sabrix, Inc.

     JEAN-PIERRE D. PATKAY has served as a Director since July 1998. From 1973 to 1990, Mr. Patkay held a variety of engineering, manufacturing and general management positions with Hewlett-Packard Company. From 1990 to 1994, Mr. Patkay was Vice President of Operations for Quantum Corp., a diversified mass storage company. From 1994 through March 2000, Mr. Patkay was employed by 3Com Corporation, a computer networking company, serving first as Vice President of Worldwide Manufacturing and later as Vice President and General Manager, 3Com OEM. Since April 2000 Mr. Patkay has been employed by TollBridge Technologies, Inc., a telecom equipment company. Mr. Patkay serves as the Chief Operating Officer of TollBridge Technologies, Inc. He formerly served as Vice President of Operations at TollBridge.

     JEAN-CLAUDE PETERSCHMITT has served as a Director since July 1996. From 1967 to 1987, Mr. Peterschmitt served in various capacities with Digital Equipment Corporation, a corporate information systems supplier, most recently as General Manager, Vice President, Europe and Chairman of the European Board of Directors. Before then Mr. Peterschmitt was a member of Arthur D. Little's European Operations Research Group. He serves on the advisory and supervisory boards of Euroventures B.V., a European venture fund, Le Reseau, a network structure for the creation and development of high-technology enterprises in Switzerland, and various private American and European companies. Mr. Peterschmitt received an engineering degree from Eidgenossiche Technische Hochscule (Zurich) and an M.S. degree from the MIT Sloan School of Business.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors held nine meetings during the fiscal year ended December 31, 2001. Each director, other than Carl W. Neun, attended or participated in at least 75 percent of the aggregate number of meetings of the Board of Directors and committees of which the director was a member. Mr. Neun participated in 71% of the aggregate number of meetings of the Board of Directors and the committee of which he is a member.

     The Company maintains an Audit Committee consisting of C. Scott Gibson, James F. Dalton and Carl W. Neun. All of the members of the Audit Committee are "independent directors" within the meaning of Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to corporate accounting, the Company's reporting practices and the quality and integrity of the Company's financial reports; compliance with law and the maintenance of ethical standards by the Company; and the Company's maintenance of effective internal controls. The Audit Committee met five times in the last fiscal year. For additional information about the Audit Committee, see "Audit Committee Matters."

     The Company maintains a Compensation Committee consisting of Richard J. Faubert, C. Scott Gibson, Jean-Pierre D. Patkay and Jean-Claude Peterschmitt. None of the members of the Compensation Committee are current or former officers or employees of the Company. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the Company's compensation policies and benefit plans, particularly policies relating to executive compensation and performance. The Compensation Committee also establishes executive compensation levels and makes grants to corporate officers under the Company's 1995 Stock Incentive Plan. The Compensation Committee met seven times in the last fiscal year.

For additional information about the Compensation Committee, see "Compensation Committee Report on Executive Compensation."

     The Company maintains a Nominating and Governance Committee consisting of Richard J. Faubert and James F. Dalton. The Nominating and Governance Committee met two times in the last fiscal year. The Nominating and Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to seeking candidates for membership on the Board of Directors, assessing the corporate governance policies and processes of the Board of Directors and reviewing from time to time the policies of the Board of Directors related to director qualifications, compensation, tenure and retirement. The Nominating and Governance Committee will consider nominees recommended by shareholders of the Company. Recommendations for nominees should be sent to 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Corporate Secretary.

DIRECTOR COMPENSATION

     Each non-employee director of the Company receives an annual cash retainer of $19,800 for serving on the Board of Directors. For serving on the Audit Committee, the Compensation Committee or the Nominating and Governance Committee of the Board of Directors, each non-employee director receives additional annual cash compensation equal to $2,250 per committee. These amounts reflect a 10% reduction for the cash compensation paid to members of the Board of Directors implemented at the October 16, 2001 meeting. The reduction will be effective until the completion of a fiscal quarter in which the Company is profitable on a cash earnings per share basis. Directors are also reimbursed for reasonable expenses incurred in attending meetings. Pursuant to the terms of the 1995 Stock Incentive Plan, each individual who becomes a non-employee director of the Company after August 7, 1995 is automatically granted, on the date the individual joins the Board of Directors, a non-statutory stock option to purchase 15,000 shares of Common Stock. If the non-employee director's employer prohibits the non-employee director from receiving such a grant, no such grant is made until the time, if ever, when the employer restrictions are removed. In addition, each non-employee director of the Company is automatically granted on an annual basis a non-statutory stock option to purchase 5,000 shares of Common Stock, beginning in the calendar year following the year in which the non-employee director was granted a non-statutory stock option to purchase 15,000 shares of Common Stock. The exercise price of options automatically granted to non-employee directors is the fair market value of the Common Stock on the date of grant, the term of each option is ten years and each option is exercisable in full on the date one year following the grant of the option. Non-employee directors are expected to acquire and hold a minimum of 5,000 shares or $100,000 worth of the Company's Common Stock, whichever is the lesser value, and that minimum amount is expected to be reached within three to five years of becoming a director. Directors who are employees of the Company receive no separate compensation as directors.

     RECOMMENDATION BY THE BOARD OF DIRECTORS. The Board of Directors recommends that shareholders vote for the election of the nominees named in this Proxy Statement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of March 31, 2002 by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each individual named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all outstanding shares of Common Stock shown as beneficially owned by them.

                                                                 SHARES      PERCENTAGE OF
                                                              BENEFICIALLY      COMMON
NAME                                                             OWNED           STOCK
----                                                          ------------   -------------
Dr. Glenford J. Myers(1)....................................     526,570         3.02%
Ronald A. Dilbeck(2)........................................      90,145            *
Stephen F. Loughlin(3)......................................       7,378            *
Arif Kareem(4)..............................................      58,371            *
Stuart Cohen(5).............................................      63,895            *
James F. Dalton(6)..........................................      32,800            *
Robert Dunne(7).............................................       1,420            *
Richard J. Faubert(8).......................................      40,000            *
C. Scott Gibson(9)..........................................      60,442            *
Jean-Pierre D. Patkay(10)...................................      41,419            *
Jean-Claude Peterschmitt(11)................................      35,000            *
Carl W. Neun(12)............................................      20,500            *
Fidelity Management & Research Co.(13)......................   2,095,060         12.0%
  82 Devonshire Street, E35A
  Boston, MA 02109-3614
Becker Capital Management...................................   1,427,000         8.18%
  1211 SW 5th Ave. Suite 2185
  Portland, OR 97204
Brown Capital Management, Inc...............................   1,593,200         9.13%
  1201 N. Calvert Street
  Baltimore, MD 21202
Lord, Abbett & Co...........................................   1,390,000         7.96%
  767 Fifth Avenue
  New York, NY 10153
Intel Corporation...........................................   1,104,300         6.33%
  2200 Mission College Blvd.
  Santa Clara, CA 95052
All directors and executive officers as a group (11
  persons)(14)..............................................     969,142         5.55%

---------------

  *  Less than 1%

 (1) Includes options to purchase 177,500 shares of Common Stock exercisable within 60 days after March 31, 2002. Includes 4,725 shares of Common Stock held by Dr. Myers' minor child.

 (2) Includes options to purchase 77,390 shares of Common Stock exercisable within 60 days after March 31, 2002.

 (3) Mr. Loughlin resigned as Chief Financial Officer of the Company on June 30, 2001.

 (4) Includes options to purchase 55,410 shares of Common Stock exercisable within 60 days after March 31, 2002.

 (5) Includes options to purchase 61,150 shares of Common Stock exercisable within 60 days after March 31, 2002.

 (6) Includes options to purchase 27,500 shares of Common Stock exercisable within 60 days after March 31, 2002.

 (7) Mr. Dunne resigned as Vice President of Sales on February 24, 2002.

 (8) Includes options to purchase 40,000 shares of Common Stock exercisable within 60 days after March 31, 2002.

 (9) Includes options to purchase 40,000 shares of Common Stock exercisable within 60 days after March 31, 2002.

(10) Includes options to purchase 40,000 shares of Common Stock exercisable within 60 days after March 31, 2002.

(11) Includes options to purchase 25,000 shares of Common Stock exercisable within 60 days after March 31, 2002.

(12) Includes options to purchase 5,000 shares of Common Stock exercisable within 60 days after March 31, 2002.

(13) Based solely on information set forth in Schedule 13G/A dated February 14, 2002, filed with the Securities and Exchange Commission.

(14) Does not include shares beneficially owned by Mr. Loughlin or Mr. Dunne because they are no longer executive officers of the Company. Includes options to purchase 548,950 shares of Common Stock exercisable within 60 days after March 31, 2002. Also includes 4,725 shares held by members of the families of executive officers and directors.

                             EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth information concerning compensation paid or accrued for services to the Company in all capacities for each of the last three fiscal years for

     - the chief executive officer;

     - the most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 and who were serving as executive officers at the end of fiscal year 2001; and

     - one corporate officer of the Company who formerly was an executive officer of the Company and one former executive officer of the Company for whom disclosure would have been provided but for the fact that these individuals were not serving as executive officers at the end of the last completed fiscal year.

SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION(*)       SHARES
                                         --------------------------   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR    SALARY    BONUS(1)    OPTIONS       COMPENSATION
---------------------------              ----   --------   --------   ----------     ------------
Glenford J. Myers......................  2001   $366,535   $      0     67,000(3)      $  5,100(2)
  Chairman of the Board, President and   2000   $349,987   $167,300     65,000(4)      $  5,100(2)
  Chief Executive Officer                1999   $259,692   $216,100     75,000(5)      $  4,800(2)
Ronald A. Dilbeck......................  2001   $243,039   $      0     41,350(3)      $  2,872(2)
  Senior Vice President and General      2000   $220,000   $ 84,125     10,000(4)      $  5,100(2)
  Manager of Telecom Division(6)         1999   $164,938   $ 73,670     30,000(5)      $  4,800(2)
Stephen F. Loughlin(7).................  2001   $118,577   $      0     20,000(3)      $238,554(8)
                                         2000   $225,000   $ 73,750     20,000(4)      $  5,100(2)
                                         1999   $155,769   $ 58,606     60,001(5)      $    751(2)
Arif Kareem............................  2001   $223,977   $      0     31,210(3)      $  5,100(2)
  Senior Vice President for Corporate    2000   $220,000   $ 67,345     25,000(4)      $  5,100(2)
  Marketing and Business Development(9)  1999   $164,769   $119,900     30,000(5)      $  4,800(2)
Stuart F. Cohen........................  2001   $170,385   $      0     21,000(3)      $      0
  Vice President of Strategic
     Alliances(10)                       2000   $191,923   $ 44,265     35,000(4)      $      0
                                         1999   $155,481   $ 68,500     60,000(5)      $      0
Robert F. Dunne(11)....................  2001   $144,519   $ 50,000     61,125(3)      $ 75,000(12)
                                         2000   $      0   $      0          0         $      0
                                         1999   $      0   $      0          0         $      0

---------------

 (1) Represents amounts paid under the Incentive Compensation Plan. See "Compensation Committee Report on Executive Compensation -- Incentive Compensation Plan."

 (2) Represents amounts contributed by the Company under the Company's 401(k) plan.

 (3) Represents options issued in 2001.

 (4) Represents options issued in 2000.

 (5) Represents options issued in 1999.

 (6) During Fiscal Year 2001, Mr. Dilbeck served as Chief Operating Officer. On February 20, 2002, Mr. Dilbeck's title changed to Senior Vice President and General Manager of the Telecom Division, and the position of Chief Operating Officer was eliminated.

 (7) Stephen F. Loughlin resigned as Chief Financial Officer in June 2001.

 (8) Represents amount received under the severance provision of Mr. Loughlin's letter agreement dated March 31, 1999.

 (9) During Fiscal Year 2001, Mr. Kareem served as Senior Vice President and General Manager of the Telecommunications Division. On February 20, 2002, Mr. Kareem's title changed to Senior Vice President.

(10) During Fiscal Year 2001, Mr. Cohen's title was Vice President of Marketing. In October 2001, Mr. Cohen's title changed to Vice President of Strategic Alliances.

(11) Robert F. Dunne resigned as Vice President of Sales in February 2002.

(12) Represents amount received as a signing bonus.

  * The Company typically implements salary increases in the first week of February of each year. In 2001, the Company delayed implementing salary increases for executive officers until April 2, 2001. On June 25, 2001, the Company implemented a 10% salary cut for all corporate officers. This salary cut will remain in effect until the Company regains profitability.

     Stock Option Grants in 2001. The following table sets forth information concerning individual grants of stock options made by the Company in 2001 to each of the officers of the Company named in the Summary Compensation Table.

                            NUMBER OF      PERCENT OF
                            SECURITIES   TOTAL OPTIONS                             POTENTIAL REALIZABLE VALUE
                            UNDERLYING     GRANTED TO     EXERCISE                   AT ASSUMED ANNUAL RATES
                             OPTIONS      EMPLOYEES IN    PRICE PER   EXPIRATION   OF STOCK PRICE APPRECIATION
NAME                        GRANTED(1)   FISCAL YEAR(2)     SHARE      DATE(3)         FOR OPTION TERM(4)
----                        ----------   --------------   ---------   ----------   ---------------------------
                                                                                       5%             10%
Glenford J. Myers.........     2,000          0.13%        $19.99      07/17/08     $ 16,276      $   37,930
                               3,733          0.25%        $26.78      01/04/08     $ 40,700      $   94,848
                              61,267          4.14%        $26.78      01/04/08     $667,974      $1,556,664
                              ------          ----                                  --------      ----------
     Total................    67,000          4.52%                                 $724,950      $1,689,442
Ronald A. Dilbeck.........     5,000          0.34%        $14.05      10/16/08     $ 28,599      $   66,647
                               7,466          0.50%        $26.78      01/04/08     $ 81,399      $  189,695
                               1,350          0.09%        $19.99      07/17/08     $ 10,986      $   25,603
                              27,534          1.86%        $26.78      01/04/08     $300,194      $  699,580
                              ------          ----                                  --------      ----------
     Total................    41,350          2.79%                                 $421,178      $  981,525
Stephen F. Loughlin(5)....     3,733          0.25%        $26.78      01/04/08     $ 40,700      $   94,848
                              16,267          1.10%        $26.78      01/04/08     $177,354      $  413,310
                              ------          ----                                  --------      ----------
     Total................    20,000          1.35%                                 $218,054      $  508,158
Arif Kareem...............     1,210          0.08%        $19.99      07/17/08     $  9,847      $   22,947
                              26,267          1.77%        $26.78      01/04/08     $286,381      $  667,389
                               3,733          0.25%        $26.78      01/04/08     $ 40,700      $   94,848
                              ------          ----                                  --------      ----------
     Total................    31,210          2.10%                                 $336,928      $  785,184
Stuart F. Cohen...........     1,000          0.07%        $19.99      07/17/08     $  8,138      $   18,965
                               3,733          0.25%        $26.78      01/04/08     $ 40,700      $   94,848
                              16,267          1.10%        $26.78      01/04/08     $177,354      $  413,310
                              ------          ----                                  --------      ----------
     Total................    21,000          1.42%                                 $226,192      $  527,123
Robert F. Dunne(6)........     1,125          0.08%        $19.99      07/17/08     $  9,155      $   21,335
                              41,820          2.82%        $16.50      04/17/06     $190,643      $  421,270
                              18,180          1.23%        $16.50      04/17/06     $ 82,876      $  183,135
                              ------          ----                                  --------      ----------
     Total................    61,125          4.13%                                 $282,674      $  625,740

---------------

(1) All option grants were made pursuant to the Company's 1995 Stock Incentive Plan. The options granted to Messrs. Cohen, Dilbeck, Kareem, Loughlin and Dr. Myers with expiration dates of January 4, 2008 and the options granted to Mr. Dilbeck with an expiration date of October 16, 2008 were originally granted on January 1, 2001 and October 16, 2001, respectively, and thus have a term of seven years. These options are not exercisable for two years after the date of grant, after which the options are exercisable for one-half of the total option shares and become exercisable in full three years after the date of grant. The options granted to Mr. Dunne with an expiration date of April 17, 2006 were originally granted on April 17, 2001. These options are not exercisable for one year after the date of grant, after which the options are exercisable for one-third of the total option shares and become exercisable in monthly increments equal to 1/36th of the total option shares, cumulatively, each month thereafter, becoming fully exercisable three years after the date of grant. The options granted to Messrs. Cohen, Dilbeck, Kareem and Dr. Myers with expiration dates of July 17, 2008 were originally granted on July 17, 2001, and thus have a term of seven years. These options became exercisable in full on January 1, 2002.

(2) In 2001, the Company granted options for a total of 513,411 shares of Common Stock under the 1995 Stock Incentive Plan and 997,616 shares of Common Stock under the 2001 Nonstatutory Stock Option Plan and those numbers were used in calculating the percentages set forth in this column.

(3) Options expire before this date (i) if the optionee's employment is terminated for any reason (other than death or disability), in which case options vested but unexercised at the date of termination may be exercised at any time before the expiration date of the options or the expiration of 30 days after the date of termination, whichever is the shorter period, or
    (ii) if employment terminates because of death or disability, in which case options vested but unexercised at the date of termination may be exercised at any time before the expiration date of the options or the expiration of 12 months after the date of termination, whichever is the shorter period. If employment (or service as a director, as applicable) is terminated by death of the optionee, the options generally may be exercised by persons to whom the optionee's rights pass by will or the laws of descent or distribution. Remaining vested but unexercised options terminate at the end of the earliest of the above described periods, as applicable.

(4) In accordance with the rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

(5) Stephen F. Loughlin resigned as Chief Financial Officer in June 2001 and all of his options have terminated.

(6) Robert F. Dunne resigned as Vice President of Sales in February 2002 and all of his options have terminated.

     Aggregated Option Exercises. The following table sets forth information, on an aggregated basis, concerning each exercise of stock options during the fiscal year 2001 by each of the officers of the Company named in the Summary Compensation Table and the fiscal year-end value of unexercised options.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001
                       AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                            NUMBER OF                       OPTIONS AT              IN-THE-MONEY OPTIONS AT
                             SHARES                      DECEMBER 31, 2001           DECEMBER 31, 2001(1)
                           ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                        EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   --------   -----------   -------------   -----------   -------------
Glenford J. Myers........         0      $     0      175,500        132,000       $ 44,775       $      0
Ronald A. Dilbeck........         0      $     0       61,040         73,451       $      0       $151,177
Stephen F. Loughlin......    20,001      $26,530            0              0       $      0       $      0
Arif Kareem..............         0      $     0       37,200         83,210       $159,840       $ 86,400
Stuart F. Cohen..........         0      $     0       35,150         66,000       $  9,305       $  7,400
Robert F. Dunne..........         0      $     0            0         61,125       $      0       $189,600

---------------

(1) Options are "in-the-money" at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. The amounts set forth represent the difference between the fair market value of the securities underlying the options on December 31, 2001 based on the closing sale price of $19.66 per share of Common Stock on that date (as reported on the Nasdaq National Market) and the exercise price of the options, multiplied by the applicable number of shares.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

     The Compensation Committee of the Board of Directors (the "Committee") is composed of four independent, non-employee directors and, pursuant to authority delegated by the Board, determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The Committee is also responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies.

     The Company's objectives for executive compensation are to

     - attract and retain key executives important to the long-term success of the Company;

     - reward executives for performance and enhancement of shareholder value;
       and

     - align the interests of the executive officer with the success of the Company by basing a portion of the compensation upon corporate performance.

COMPENSATION PRINCIPLES

     To achieve the Company's executive compensation objectives, the Committee adheres to several principles in structuring the compensation packages for the Chief Executive Officer and the other executive officers of the Company. These are:

     Compensation for performance. A high percentage of total compensation is linked directly to the performance of the Company and the executive's individual performance in attaining the Company's objectives and supporting the Company's mission statement. The Committee believes this structure aligns the executives' interests with the interests of the Company's shareholders.

     Competitive compensation. Total compensation levels of the Company's executive officers are set relative to similar companies in the electronics industry. The compensation packages are designed to allow an opportunity to earn at a level above median industry practices and market competitors when Company performance exceeds the results of comparable companies. The opportunity to earn at higher levels provides a significant challenge to the executive officers.

     Executive ownership. A substantial component of executive compensation is equity based. The executive officers' and shareholders' interests can be more closely aligned by creating a strong and direct link between compensation and shareholder value. The Committee believes that equity-based compensation properly balances the rewards for long-term versus short-term results. The Company has established ownership guidelines for executive officers to further align their interests and objectives with the Company's shareholders. Under these guidelines, each executive officer is expected to accumulate stock ownership over time so that, after three years of employment, the executive owns Company common stock with an aggregate value at least equal to the executive's base annual salary.

     Management development. Executive compensation packages are also designed to attract and retain qualified executives with the leadership skills and other key abilities required to meet the Company's objectives and to enhance shareholder value. To this end, in determining compensation the Committee also takes into account individual experience, job responsibilities, and individual performance.

---------------

(1) This Compensation Committee Report, in addition to the section entitled "Report of the Audit Committee" and the section entitled "Comparison of Cumulative Total Return" are not "soliciting material," are not deemed "filed" with the Securities and Exchange Commission and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Act of 1934, regardless of date or any general incorporation language in such filing.

COMPONENTS OF EXECUTIVE COMPENSATION PROGRAM

     The Company's executive officer compensation program consists of base salary, annual bonus, and long term incentive compensation in the form of stock options. The Committee annually reviews each component of compensation and total compensation for the executive officers of the Company. The review includes a market survey of compensation and changes in compensation for similar positions in comparable companies in the electronics industry.

     Base salary. Base salaries for executive officers are set near the average levels believed by the Committee to be sufficient to attract and retain qualified executive officers. Base salary adjustments are provided to executive officers based upon an evaluation of each executive's performance, as well as the performance of the Company as a whole. Although the Committee does not establish a specific formula or target to determine base salaries, the Committee does review detailed survey data from a number of independent sources and services regarding the base salaries of executive officers in comparable companies in the electronics industry. In addition, the Committee considers the success of the executive officers in developing and executing the Company's strategic plans, developing management employees and demonstrating leadership.

     Incentive Compensation Plan. The Company maintains an Incentive Compensation Plan (the "Compensation Plan") pursuant to which executive officers are eligible for potential bonuses based upon their ability to achieve planned profit targets and the achievement of specific operational objectives. If minimum target results are not achieved, no bonus will be paid. At its discretion, the Board of Directors, which administers the Compensation Plan, may reduce the incentive compensation to be paid pursuant to the Compensation Plan.

     For 2001, the Committee established a cash bonus potential under the Compensation Plan for the Company's executive officers ranging from approximately 40% to 80% of base salaries. No cash bonuses or other incentive compensation were paid to executive officers other than the Vice President of Sales for 2001.

     Stock Options. The Company's stock option program is intended as a long-term incentive plan for executives, managers and other employees within the Company. The Company's 1995 Stock Incentive Plan provides for the award of incentive stock options to selected employees and the award of nonqualified stock options, restricted stock, stock appreciation rights, bonus rights and other incentive grants to selected employees, independent contractors and consultants. The Company's 2001 Nonqualified Stock Option Plan provides for the award of nonqualified stock options only to employees who are not executive officers or directors of the Company.

     Market surveys of long-term incentives are reviewed to establish competitive practices. Management makes recommendations to the Committee on the size of a grant, if any, for each executive based on the individual's ability to improve financial performance, the executive's past performance, and expectations of the executive's future contributions. Option grants provide an effective incentive for management to create shareholder value over the long term because the full benefit of the compensation package cannot be realized unless the Company's common stock price appreciates over a number of years.

     Options to purchase a total of 291,685 shares of the Company's common stock were granted to executive officers in 2001 with an exercise price equal to the fair market value of the underlying common stock on date of grant. No performance-based options were granted either to the Chief Executive Officer or other executive officers in 2001. Options granted to newly hired executive officers in 2001 are not exercisable for one year after the grant, after which the options are exercisable for one-third of the total option shares, and become exercisable in monthly increments equal to 1/36th of the total option shares, cumulatively, each month thereafter, becoming fully exercisable four years after the date of grant. The new hire options terminate on the fifth anniversary of the grant date. Options granted to existing executive officers, or "refresher" options, in 2001 are not exercisable for two years after the grant, after which the options are exercisable for one-half of the total option shares, and become exercisable in full three years after the date of grant. The refresher options terminate on the seventh anniversary of the grant date.

DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to the Company's Chief Executive Officer and four highest compensated officers (other than the Chief Executive Officer) in any year. The levels of salary and bonus generally paid by the Company do not exceed this limit. Many of the options granted under the Company's 1995 Stock Incentive Plan are intended to qualify as incentive stock options. The Company receives no tax deduction upon exercise of an incentive stock option unless the optionee disposes of the acquired shares before satisfying specific holding period requirements. The $1,000,000 cap on deductible compensation applies to compensation income recognized by an optionee if the optionee disposes of the shares acquired upon exercise of an incentive stock option before satisfying the holding period requirements, as well as compensation income recognized by the optionee upon exercise of a nonqualified stock option, unless the option meets various requirements. The Company's policy generally is to grant options that meet applicable requirements so that any compensation recognized by an optionee in connection with an option will be fully deductible. The Committee believes that the grant of incentive stock options, despite their general nondeductibility, benefits the Company by encouraging the long-term ownership of the Company's stock by officers and other employees.

     Because options granted under the 2001 Nonqualified Stock Plan are only available to employees who are not executive officers or directors of the Company, the limitations under Section 162(m) of the Code do not apply to those options. Upon exercise of options granted under the 2001 Nonqualified Stock Plan, the Company is entitled to a deduction in the amount of the difference between the exercise price and the fair market value of the shares on the date of exercise. The optionee is taxed on the same amount as ordinary income.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee determined the Chief Executive Officer compensation for 2001 consistent with the executive compensation principles and components described above. The Committee increased Dr. Myers' annual base salary by 14% for 2001 to be competitive with the median base salary paid to chief executive officers of comparable companies in the electronics industry. Dr. Myers did not receive any annual cash incentive for 2001 in accordance with the Compensation Plan. Dr. Myers received a grant of incentive stock options for 3,733 shares of the Company's common stock at an exercise price of $26.78 per share. Dr Myers also received grants of nonstatutory stock options for 63,267 shares of the Company's common stock, 61,267 of which have an exercise price of $26.78 per share and 2,000 of which have an exercise price of $19.99 per share. All exercise prices are equal to the fair market value of the Company's common stock on the date of grant. The number of shares granted to Dr. Myers for 2001 was based on a subjective determination of the number of shares needed as part of the Company's long-term incentive program.

     The Committee believes the key executive team of the Company will receive appropriate rewards under this program of corporate incentives, but only if they achieve the performance goals established for them and the Company and if they succeed in building increased value for the Company's shareholders.

                                          Jean-Pierre Patkay, Chairman
                                          Richard J. Faubert
                                          C. Scott Gibson
                                          Jean-Claude Peterschmitt

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company's consolidated financial statements, the Company's system of internal controls and the independence and performance of its independent auditors. The Audit Committee is composed of three non-employee directors and operates under a written charter that it has adopted and approved pursuant to authority delegated to it by the Board. Each Audit Committee member meets the independence requirements of The Nasdaq Stock Market.

     The Company's management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee acts in an oversight capacity, and its responsibility is to monitor and review these processes. In its oversight role the Audit Committee relies, without independent verification, on

     - management's representation that the Company's consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and

     - the report of the Company's independent auditors, PricewaterhouseCoopers LLP, with respect to the Company's consolidated financial statements.

     In this context, the Audit Committee held five meetings in 2001. At each of these meetings, the Audit Committee met with senior members of the Company's financial management team, the Company's counsel and the Company's independent auditors. The Audit Committee also held private sessions at each of its meetings with PricewaterhouseCoopers, at which candid discussions of financial management, accounting and internal control issues took place. The Audit Committee reviewed with PricewaterhouseCoopers the overall scope and plans for their audit, the results of audit examinations, evaluations by the auditors of the Company's internal controls and the quality of the Company's financial reporting.

     The Audit Committee reviewed the audited consolidated financial statements for the year ended December 31, 2001 with management and PricewaterhouseCoopers, including a discussion of the quality, not simply the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. In addressing the quality of management's accounting standards, the Audit Committee sought management's representation that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles.

     The Audit Committee also discussed with PricewaterhouseCoopers matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). SAS 61 requires the Company's independent auditors to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company's consolidated financial statements, including with respect to:

     - their responsibility under generally accepted auditing standards,

     - significant account policies,

     - management judgments and estimates,

     - any significant audit adjustments,

     - any disagreements with management, and

     - any difficulties encountered in performing the audit.

     The Audit Committee also discussed with PricewaterhouseCoopers their independence, and PricewaterhouseCoopers provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) to the effect that, in their professional judgment, PricewaterhouseCoopers is independent of the Company within the meaning of the federal securities laws. When considering PricewaterhouseCoopers' independence, the Audit Committee discussed whether PricewaterhouseCoopers' provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PricewaterhouseCoopers for audit and non-audit services.

     Based on the Audit Committee's review and these meetings, discussions and reports, and subject to the limitations of the Audit Committee's role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for the year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K. The Audit Committee, pursuant to authority delegated to it by the Board, has selected PricewaterhouseCoopers as the Company's independent auditors for the year ending December 31, 2002.

                                          C. Scott Gibson
                                          James F. Dalton
                                          Carl W. Neun, Chairman

PRINCIPAL ACCOUNTING FIRM FEES

     The Company incurred the following fees for services performed by the Company's principal accounting firm, PricewaterhouseCoopers LLP, in 2001:

Audit Fees..................................................  $247,667(1)
Financial Information Systems Design and Implementation
  Fees......................................................  $      0(2)
All Other Fees..............................................  $161,035(2)(3)
                                                              --------
Total.......................................................  $408,702
                                                              ========

---------------

(1) Fees for the audit of the Company's annual financial statements for the year ended December 31, 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for the year ended December 31, 2001 are $247,667, of which an aggregate amount of $154,625 has been billed through December 31, 2001.

(2) The Audit Committee has considered whether the provision of the services covered by these fees is compatible with maintaining the principal accountant's independence.

(3) Represents the aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the year ended December 31, 2001. Includes fees for statutorily required audits in various locations outside the United States where the Company has operations and tax consulting, and $12,800 in acquisition consulting fees.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

     The following graph sets forth the Company's total cumulative shareholder return as compared to the CIBC Embedded Systems Index, the Nasdaq Composite Index and the Standard and Poor's 500 Index for the period December 31, 1996 through December 31, 2001. Total shareholder return assumes $100 invested at the beginning of the period in each of

     - the Common Stock of the Company,

     - the stocks represented in the CIBC Embedded Systems Index,

     - the stocks represented in the Nasdaq Composite Index, and

     - the stocks represented in the Standard and Poor's 500 Index.

Total return also assumes reinvestment of dividends. The Company has never paid dividends on its Common Stock.

     Historical stock price performance should not be relied upon as indicative of future stock price performance.

                              RADISYS CORPORATION
                            STOCK PRICE PERFORMANCE
                     DECEMBER 31, 1996 -- DECEMBER 31, 2001

                        [STOCK PRICE PERFORMANCE CHART]

---------------------------------------------------------------------------------------
TOTAL RETURN ANALYSIS   12/29/96   12/31/97   12/31/98   12/31/99   12/1/00    12/29/01
---------------------------------------------------------------------------------------
 RadiSys Corp.          $100.00    $ 76.41    $ 61.54    $156.92    $ 79.62    $ 60.49
 CIBC Embedded
  Systems Index         $100.00    $108.48    $ 93.71    $215.20    $178.06    $129.47
 NASDAQ Composite       $100.00    $122.11    $171.08    $318.11    $193.63    $153.36
 S&P 500                $100.00    $133.10    $170.82    $206.50    $187.85    $165.59

Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from BRIDGE Information Systems, Inc.

                EMPLOYMENT CONTRACTS AND SEVERANCE ARRANGEMENTS

     On February 8, 2000, the Company entered into an Executive Severance Agreement with Dr. Myers providing for severance pay in a cash amount equal to 12 months of Dr. Myers' annual base pay at the rate in effect immediately before the date of termination. Dr. Myers is entitled to receive the severance pay if his employment with the Company is terminated by the Company other than for cause, death or disability. Upon such a termination, and in addition to severance pay, Dr. Myers is also entitled to receive COBRA benefits and an amount equal to a prorated portion of Dr. Myers' target bonus amount under any cash incentive plans in effect at the time of termination. In addition, all stock options granted to Dr. Myers under the Company's 1995 Stock Incentive Plan or any other equity plan that would vest during the 12-month period following the date of termination will become immediately exercisable in full.

     If Dr. Myers' employment with the Company is terminated by the Company (other than for cause, death or disability) within 18 months following a change of control of the Company, Dr. Myers is entitled to receive severance pay in a cash amount equal to 24 months of Dr. Myers' annual base pay at the rate in effect immediately before the date of termination. Upon such a termination, and in addition to severance pay, Dr. Myers is also entitled to receive COBRA benefits and an amount equal to Dr. Myers' full target bonus amount for the year and any partial year period in which the termination occurred under any cash incentive plans in effect at the time of termination, and all stock options granted to Dr. Myers under the Company's 1995 Stock Incentive Plan or any other equity plan will become immediately exercisable in full.

     On December 27, 2000, the Company entered into Executive Change of Control Agreements with each of Ronald A. Dilbeck, Arif Kareem and Stuart F. Cohen providing for severance pay in a cash amount equal to 12 months of the executive officer's annual base pay at the rate in effect immediately before the date of termination. Each of these executive officers is entitled to receive the severance pay if his employment with the Company is terminated by the Company (other than for cause, death or disability) within three months before, or within 12 months after, a change in control of the Company. Upon such a termination, and in addition to severance pay, each of these executive officers is also entitled to receive COBRA benefits, and all stock options granted to each of these executive officers under the Company's 1995 Stock Incentive Plan or any other equity plan will become immediately exercisable in full. The Executive Change of Control Agreement executed with Mr. Dilbeck also provides that if Mr. Dilbeck's employment with the Company is terminated by the Company (other than for cause, death or disability) before January 1, 2003, all stock options granted to Mr. Dilbeck under the Company's 1995 Stock Incentive Plan or any other equity plan will become immediately exercisable in full.

     On October 3, 2001, the Company entered into an Executive Change of Control Agreement with Julia Harper providing for severance pay in a cash amount equal to 12 months of Ms. Harper's annual base pay at the rate in effect immediately before the date of termination. Ms. Harper is entitled to receive the severance pay if her employment with the Company is terminated by the Company (other than for cause, death or disability) within three months before, or within 12 months after, a change in control of the Company. Upon such a termination, and in addition to severance pay, Ms. Harper is also entitled to receive COBRA benefits, and all stock options granted to Ms. Harper under the Company's 1995 Stock Incentive Plan or any other equity plan will become immediately exercisable in full.

     Mr. Loughlin is party to a letter agreement dated March 31, 1999 with the Company providing for severance pay equal to one year of Mr. Loughlin's annual base pay if Mr. Loughlin's employment with the Company is terminated by the Company without cause. In connection with Mr. Loughlin's termination of employment with the Company in June 2001, the Company paid Mr. Loughlin $238,554.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and Tektronix are parties to multiple design agreements pursuant to which the Company agreed to design and develop specified products required by Tektronix. One of the Company's directors, Mr. Dalton, is an officer of Tektronix. Sales to Tektronix accounted for approximately one percent of the Company's revenues in 2001.

     The Company and Intel are parties to multiple design agreements and a master framework agreement pursuant to which the Company agreed to design and develop specified products required by Intel. Royalty payments from and sales to Intel accounted for approximately one percent of the Company's revenues in 2001. In connection with the master framework agreement, Intel entered into a lock-up agreement relating to 1,779,251 shares of the Company's Common Stock then owned by Intel. Pursuant to the terms of the lock-up agreement and subject to various exceptions, Intel agreed that it would not publicly sell or transfer, on a cumulative basis, more than 37,068 shares per month during the twelve-month period beginning June 28, 2000, more than 44,489 shares per month during the twelve-month period beginning June 28, 2001, or more than 66,722 shares per month during the twelve-month period beginning June 28, 2002. Additionally, Intel is a key supplier of components to the Company. The Company received approximately $5.8 million worth of components from Intel in 2001. As of March 31, 2002, Intel beneficially owned approximately 6.3% percent of the Company's outstanding Common Stock.

     The Company employs two sons of Dr. Glenford Myers, the Company's President and Chief Executive Officer. Each was hired pursuant to the Company's standard hiring practices and neither serves as an executive officer or reports directly to Dr. Myers. The annual compensation of these employees is approximately $71,000 and $76,000, respectively, and each is compensated at a rate within the standard range for employees in the applicable category.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. Based solely on a review of the copies of the reports received by the Company during and with respect to fiscal 2001 and on written representations of certain reporting persons, the Company believes that all transactions were reported on a timely basis.

                            INDEPENDENT ACCOUNTANTS

     Representatives of PricewaterhouseCoopers LLP, the Company's independent accountants, will be present at the Annual Meeting and will be available to respond to appropriate questions. They do not plan to make any statement, but will have the opportunity to make a statement if they wish.

                 SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     The Company's bylaws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at an annual meeting of shareholders. A copy of the relevant provisions of the bylaws will be provided to any shareholder upon written request to 5445 NE Dawson Creek Drive, Hillsboro, Oregon, Attention: Corporate Secretary. The bylaws prescribe the information to be contained in any such notice. To be timely, a shareholder's notice must be delivered to or mailed and received by the Secretary not less than 50 days nor more than 75 days before the annual meeting, provided, however, that if less than 65 days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder, to be timely, must be received by the Secretary not later than the close of business on the tenth day following the earlier of the day on which the notice of the date of the meeting was mailed or public disclosure was made. The Company's 2003 annual meeting of shareholders is expected to be held on May 20, 2003. Any notice relating to a shareholder proposal for the 2003 annual meeting, to be timely, must be received by the Company between March 6, 2003 and March 31, 2003. Shareholders wishing to submit proposals for inclusion in the Company's proxy statement for the 2003 annual meeting of shareholders must submit the proposals for receipt by the Company not later than December 14, 2002.

                            DISCRETIONARY AUTHORITY

     Although the Notice of the Annual Meeting of Shareholders provides for transaction of any other business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than the matters described in this proxy statement. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with their judgment if any other matters are presented.

     For this year's annual meeting of shareholders, if notice of a shareholder proposal to be raised at the annual meeting of shareholders is received at the principal executive offices of the Company after April 1, 2002 or before March 7, 2002, proxy voting on that proposal when and if raised at the annual meeting will be subject to the discretionary voting authority of the designated proxy holders. For the 2003 annual meeting of shareholders, if notice of a shareholder proposal to be raised at the meeting is received at the principal executive offices of the Company after March 31, 2003 or before March 6, 2003, proxy voting on that proposal when and if raised at the annual meeting will be subject to the discretionary voting authority of the designated proxy holders.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WE URGE SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

                                          By Order of the Board of Directors,

                                          /s/ Annette M. Mulee

                                          Annette M. Mulee
                                          Corporate Secretary

April 19, 2002
Hillsboro, Oregon

                                     PROXY

                               RADISYS CORPORATION
                          ANNUAL MEETING, MAY 21, 2002

                      PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints Dr. Glenford J. Myers and Julia A. Harper, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the annual meeting of shareholders of RadiSys Corporation (the "Company") on May 21, 2002 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:


                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)


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
THE ANNUAL MEETING OF SHAREHOLDERS OF RADISYS CORPORATION WILL BE HELD ON MAY                                    PLEASE MARK
21, 2002 AT 8:30 AM., PACIFIC DAYLIGHT TIME, AT THE CORPORATE HEADQUARTERS AT                                     YOUR VOTES     [X]
5445 NE DAWSON CREEK DRIVE, HILLSBORO, OREGON.                                                                   AS INDICATED
                                                                                                                   IN THIS
                                                                                                                   EXAMPLE

1. Election of Directors:                                      2. Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or
                      FOR all nominees   WITHHOLD AUTHORITY       substitutes at the meeting may exercise all the powers granted
                      except as marked      to vote for           hereby.
                       to the contrary      all nominees
                           below.           listed below.

                             [ ]                 [ ]

(Instructions: TO WITHHOLD AUTHORITY                           THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED
TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE                      ABOVE, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR
THROUGH THE NOMINEE'S NAME BELOW.)                             THE ELECTION OF ALL DIRECTORS. THE PROXIES MAY VOTE IN THEIR
                                                               DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.

01 Dr. Glenford J. Myers, 02 James F.
Dalton, 03 Richard J. Faubert, 04 C.
Scott Gibson, 05 Jean-Pierre D. Patkay,
06 Jean-Claude Peterschmitt and 07 Carl
W. Neun

                                                                                            Please Note: Any shares of stock of the
                                                                                            Company held in the name of fiduciaries,
                                                                                            custodians or brokerage houses for the
                                                                                            benefit of their clients may only be
                                                                                            voted by the fiduciary, custodian or
                                                                                            brokerage house itself--the beneficial
                                                                                            owner may not directly vote or appoint a
                                                                                            proxy to vote the shares and must
                                                                                            instruct the person or entity in whose
                                                                                            name the shares are held how to vote the
                                                                                            shares held for the beneficial owner.
                                                                                            Therefore, if any shares of stock of the
                                                                                            Company are held in "street name" by a
                                                                                            brokerage house, only the brokerage
                                                                                            house, at the instructions of its
                                                                                            client, may vote or appoint a proxy to
                                                                                            vote the shares.

SIGNATURE ___________________________________________ SIGNATURE ___________________________________________ DATE ___________________
PLEASE DATE AND SIGN AS NAME IS IMPRINTED HEREON, INCLUDING DESIGNATION AS EXECUTOR, TRUSTEE, ETC., IF APPLICABLE. A CORPORATION
MUST SIGN ITS NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER.
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